UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

HESKA CORPORATION
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The following contains an employee Q&A made available to employees of Registrant on April 3, 2023.

Heska Employee Q&A: Announcement of Agreement to Join Mars Petcare

1.	What are we announcing?

Heska has entered into a definitive merger agreement under which Mars, Incorporated (“Mars”) will acquire Heska. Once the transaction is complete, Heska will join Mars Petcare as part of its Science & Diagnostics segment.

2.	When will the proposed acquisition take place?

The transaction has only been agreed to, but it is not closed. Closing is subject to and expressly conditioned on shareholder and regulatory approvals. Once these approvals are obtained, we will announce the completion of the acquisition, which we anticipate will occur in the coming months.

3.	Who is Mars, Incorporated and Mars Petcare?

Mars, Incorporated is a global, family-owned (private) business driven by the belief that the world we want tomorrow starts with how we do business today. Mars employs over 140,000 associates across the company’s diverse and expanding portfolio of products and services. With almost $45 billion in annual sales, Mars produces some of the most well-known brands today, including WRIGLEYS®(gum), DOVE®, EXTRA®, KIND®, M&M’s®, and SNICKERS®, and is dedicated to making a positive impact around the world. Mars is consistently, year after year, ranked as one of the best companies in the world at which to work. As a family business and guided by core principles, Mars is building a thriving and inclusive workforce reflective of the many pets and communities we serve.

Mars Petcare is the largest part of Mars, Incorporated, with more than a century of history serving the pets we love. Mars Petcare’s 100,000 associates across 130 countries are dedicated to one purpose: A BETTER WORLD FOR PETSTM. In pet healthcare, diet is a key and controllable variable for better outcomes and life enjoyment. Mars’ portfolio of almost 50 brands serves the health and nutrition needs of the world's pets- including brands PEDIGREE®, WHISKAS®, EUKANUBA™, IAMS™,  ROYAL CANIN®, SHEBA®, CESAR®, GREENIES™,  as well as the WALTHAM Petcare Science Institute which has advanced research in the nutrition and health of pets for 60 years.

Mars Petcare is also a leading veterinary health provider through an international network of more than 2,500 pet hospitals including AniCura, BANFIELD (often in Petsmart locations), BLUEPEARL, Linnaeus, Mount Pleasant, VCA, VES, and VSH. Mars Petcare veterinarians and specialists care for millions of pets across the globe.

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Mars Petcare is also a leading diagnostics provider to veterinarians, including through Antech and other international efforts in the central reference laboratory space. Antech is part of Mars Petcare Science and Diagnostics, which is the team Heska will join upon closing.

Mars is also active in innovation and technology for pets, with WISDOM PANEL™ genetic health screening and DNA testing for dogs, the WHISTLE™ GPS dog tracker, and LEAP VENTURE STUDIO accelerator and COMPANION FUND™ programs that drive innovation in the pet care industry.

As a private company and a multi-generational family business, Mars invests for good over very long periods to bring about positive results that are often less supportable with shorter term thinking and public markets financing. Heska has always invested and innovated for good with a very long-term mindset. As part of Mars Petcare, we can more confidently realize Heska’s vision for widely available, immediate, and long-term innovations that improve pet healthcare outcomes.

4.	Why are we doing this? What is the strategic rationale?

Over the last 10 years of our 15-year plan, Heska has worked very, very hard to build a strong team, full portfolio of innovative solutions, and geographic reach to support veterinarians around the world. In the final 5 years of our 15-year plan, we want to see our amazing solutions adopted by and available to more veterinarians, in more places, more quickly, more efficiently, and more simply. By joining Mars and its trusted brands of pet care services and products, we can more confidently realize this goal- Heska will strengthen our capabilities, expand and speed up innovation, and be a key part of the broader capabilities, larger teams, and more complete solutions stacks veterinarians want and need. Joining with Mars Petcare is a logical fit and next step for Heska to accomplish our mission. Heska and Mars Petcare share complementary world-class reputations, proficiencies, culture, and devotion to the veterinary channel and our teammates. Together, we will help veterinarians deliver better and more care. Together we offer many more options and do so more efficiently. Together, we can serve more customers and serve them better than apart. Together, veterinarians get better value, more efficiency, better service, more capabilities, and faster adoption of life-saving innovations. This is great for veterinarians, great for pets, and great for our unified teams.

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Heska and Mars share the belief that innovation in diagnostics will be transformative to veterinary healthcare and will benefit the lives of pets and the families that care for them. Diagnostics at the point of care and informatics is a key component of providing an effective solution for veterinarians, technicians, pets, and pet families.

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Today’s announced transaction addresses significant needs of both organizations and will bring together highly complementary businesses. Heska’s established and growing point-of-care diagnostics and software platform is greatly strengthened by Mars’ global reference laboratory network and adjacent business lines.

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The unified comprehensive diagnostic portfolio means broader coverage across solutions, services, technologies, and geographies, and will substantially accelerate research and development and related advancements.

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The combined, complete diagnostics offering of point of care, reference lab, software and informatics, telemedicine, digital communications, and science will deepen access and provide greater convenience and support to our veterinary partners around the world.

5.	Will there be any immediate changes?

Nothing will change in the near-term. Until the acquisition is complete, each company has a legal obligation to, and will continue to operate independently.

Upon the anticipated close of the transaction, it is our desire and intention that all Heska employees will join Mars Petcare’s Science and Diagnostics business. Heska leadership will work with Mars leadership on our aligned strategic direction and teams. The relationships between our senior leadership and the senior leadership of Mars and Mars Petcare are strong, friendly, and span decades. Both organizations believe very much that doing good is good business and that good people and honesty are keys to doing good and doing good business. Heska’s history of keeping, expanding, and investing in people and teams after mergers and acquisitions is strong, friendly, and always people-centered. Mars Petcare’s reputation in this regard is similarly strong and at the center of their culture.

Heska’s areas of excellence (point of care lab and PIMS) fit wonderfully with Antech (central reference lab). Heska’s suite of products, new innovations, and pipeline fit wonderfully with Mars Petcare’s Science and Diagnostics vision. There is super great fit that brings to veterinarians and the pets they serve more options, better performance, better value, more efficiency, stronger innovation, and so much more. These benefits are made stronger and secured by retaining and building upon our people, teams, and investments. It is our intention that each Heska team member be part of our combined family in rewarding roles. This will be a wonderful opportunity to shine on a bigger stage.

Mars highly values each of Heska’s people, teams, brands and capabilities that have been built over decades. This is a key point and reason for this combination. Together, Heska and Mars Petcare will leverage our capabilities and resources, support our talented and experienced teams, and drive further growth, innovation, and success in the veterinary hospitals we both serve and in those we have been unable to yet reach- because more veterinarians empowered with more options and better innovations directly leads to a A BETTER WORLD FOR PETSTM.

6.	Can we contact Mars including any of its subsidiaries with questions?

No. The transaction is not complete and is subject to regulatory approvals before it closes, so please refrain from direct contact with Mars and any of its affiliates. Until the acquisition is complete, both companies will remain independent and operate business as usual. Contact your direct supervisor or Heska Human Resources at hr@heska.com with questions.

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7.	In my role, I speak with Mars teams regularly. Do I have to stop?

If your current role requires you to have contact with Mars, ensure that the content of your interactions remains the same as it would in the regular course of business. Do not speculate about the future of this transaction. Please contact your direct supervisor with any questions.

8.	What about my Heska equity awards? Can I purchase or sell Heska shares?

Heska stock options, restricted shares, and restricted stock units that were granted but have not vested will vest immediately upon closing of the transaction and generally will be cashed out in connection with the acquisition. In the event you hold stock options with an exercise equal to or in excess of the $120.00 per share price offered in the acquisition, such options will be cancelled for no consideration. Any purchase or sale of Heska shares will be subject to Heska’s normal insider trading policies and restrictions. Please contact Heska CFO Catherine Grassman or your direct supervisor with any questions or special permissions or notices- if any- should this policy not align with your intention or action.

9.	What should I tell customers and suppliers if they ask for information?

Please note that the acquisition has not yet closed and please refer to the press release issued on April 3, 2023. Do not proactively reach out to customers or suppliers regarding this news.

10.	What are next steps? Will I be updated on the process? Who can I reach out to for additional information?

Today’s announcement is an important milestone in the process. We do not know when the acquisition will close but we will share details as available and legally appropriate. Assuming the satisfaction of closing conditions, we look forward to joining the Mars Petcare family and its Science and Diagnostics team.

Please join the all-company virtual townhall on Monday April 3 to learn more from Heska CEO & President Kevin Wilson. Check your email for event details.

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Forward-Looking Statements

This communication includes statements that are forward-looking statements made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of the Company, stockholder and regulatory approvals, the expected timetable for completing the proposed transaction and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.  These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s stockholders in connection with the proposed transaction; the timing to consummate the proposed transaction and the risk that the proposed transaction may not be completed at all or the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the risk that the conditions to closing of the proposed transaction may not be satisfied or waived; the risk that a governmental or regulatory approval that may be required for the proposed transaction is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the proposed transaction; legislative, regulatory and economic developments; and the diversion of management’s time on transaction-related issues.  The Company can give no assurance that the conditions to the proposed transaction will be satisfied, or that it will close within the anticipated time period.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this communication, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties, as well as other risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed in the forward-looking statements, are described in greater detail under the heading “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the United States Securities and Exchange Commission (the “SEC”) and in any other SEC filings made by the Company.  The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this communication, and the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information about the Merger and Where to Find It

In connection with the Merger , the Company expects to file a proxy statement, as well as other relevant materials, with the SEC. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed transaction. This communication is not intended to be, and is not, a substitute for the proxy statement or any other document that the Company may file with the SEC in connection with the Merger. THE COMPANY URGES INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE MERGER.  Investors will be able to obtain free copies of the proxy statement (when available) and other documents that will be filed by the Company with the SEC at http://www.sec.gov, the SEC’s website, or from the Company’s website (https://ir.heska.com). In addition, the proxy statement and other documents filed by the Company with the SEC (when available) may be obtained from the Company free of charge by directing a request to Investor Relations at https://ir.heska.com.

Participants in the Solicitation

This communication does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities. The Company, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Company stockholders in connection with the Merger. Information about the Company’s directors and executive officers is set forth in its definitive proxy statement for its 2023 annual meeting of stockholders filed with the SEC on March 21, 2023. To the extent the holdings of Company securities by Company directors and executive officers have changed since the amounts set forth in the proxy statement for its 2023 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of the Company’s website located at https://https://ir.heska.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that the Company expects to file in connection with the Merger and other relevant materials the Company may file with the SEC.